Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the accompanying Quarterly Report of Saratoga Investment Corp. on Form 10-Q (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Henri J. Steenkamp, the Chief Financial Officer, Chief Compliance Officer and Secretary of Saratoga Investment Corp. certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Saratoga Investment Corp.

Date: July 8, 2025

/s/ HENRI J. STEENKAMP
Name: Henri J. Steenkamp
Chief Financial Officer and Chief Compliance Officer